Item 26. Exhibit (h) i. f.

Amendment No. 7 to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Massachusetts Mutual Life Insurance Company

C.M. Life Insurance Company

MML Strategic Distributors, LLC

MML Distributors, LLC

MML Investors Services, LLC

WHEREAS, Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we,” “our,” or “us”), Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company and MML Strategic Distributors, LLC (“MSD”), your distributor (collectively, the “Company” “you” or “your”), on your behalf and on behalf of certain Accounts, (individually a “Party”, collectively, the “Parties”) have previously entered into a Participation Agreement dated May 1, 2000 and subsequently amended April 15, 2001, May 1, 2003, June 5, 2007, October 25, 2010, January 15, 2013, August 6, 2014 and further modified by an addendum dated March 20, 2012 (the “Agreement”).

WHEREAS, MML Distributors, LLC (“MMLD”) was originally a party to the Agreement;

WHEREAS, on August 6, 2014, the Agreement was amended to the change the broker dealer: MSD replaced MMLD as broker dealer; and

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Parties now desire to amend the Agreement by this amendment (the “Amendment”) to make further changes to the Company’s broker dealer, as well as to make additional portfolios of the Trust available to the Company. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

1.	Effective as of July 1, 2016, MMLD and MML Investors Services, LLC (MMLIS), each an affiliate of the Company, are each made a party to the Agreement to serve along with MSD as the principal underwriter/distributor for the Company;
2.	Effective as of July 1, 2016, all referenced in the Agreement to the term “MSD” are replaced with the term “Distributors”, which term encompasses MSD, MMLD and MMLIS; and
3.	Effective as of July 1, 2016 the portfolios and classes of shares referenced in Schedule C are available to the Company.
4.	Paragraph 3.3.1 of Section 3.3 of the Agreement is deleted and replaced in its entirety with the paragraph 3.3.1 below:

Mass Mutual Amd 7 to FPA 2016-10-14.doc

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“3.3Manual Purchase and Redemption

3.3.1      You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios (“Instructions”). “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. “Close of Trading” shall mean the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time. You represent and warrant that all Instructions transmitted to us for processing on or as of a given Business Day (the “Designated Day”) shall have been received in proper form and time stamped by you prior to the Close of Trading on the Designated Day. Such Instructions shall receive the Portfolio share price next calculated following the Close of Trading on the Designated Day (the “Designated Day Price”), provided that we receive the Instructions from you before 9:30 a.m. Eastern Time on the Business Day following the Designated Day (the “Submission Time”). Any such Instructions that we receive after the Submission Time may, but are not guaranteed to, receive the Designated Day Price. You assume responsibility for any loss to a Portfolio caused by our receipt of Instructions after the Submission Time, including but not limited to, losses caused by such Instructions receiving the Designated Day Price, or any cancellation or correction made subsequent to the Submission Time. You will immediately pay the amount of such loss to a Portfolio upon notification by us. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on a Designated Day from being executed with Instructions received before the Close of Trading on that Designated Day.”

5.	Paragraph 3.4.3 of Section 3.4 of the Agreement is deleted and replaced in its entirety with the paragraph 3.4.3 below:

“3.4Automated Purchase and Redemption

3.4.3      On each Business Day, you shall aggregate all purchase and redemption orders for shares of a Portfolio that you received prior to the Close of Trading. You represent and warrant that all orders for net purchases or net redemptions derived from Instructions received by you and transmitted to Fund/SERV for processing on or as of a given Business Day (the “Designated Day”) shall have been received in proper form and time stamped by you prior to the Close of Trading on the Designated Day. Such orders shall receive the Portfolio share price next calculated following the Close of Trading on the Designated Day (the “Designated Day Price”), provided that we receive Instructions from Fund/SERV by 9:00 a.m. Eastern Time on the Business Day following the Designated Day (the “Submission Time”). Any such Instructions that we receive after the Submission Time may, but are not guaranteed to, receive the Designated Day Price. You assume responsibility for any loss to a Portfolio caused by our receipt of Instructions after the Submission Time including, but not limited to, losses caused by such Instructions receiving the Designated Day Price, or any cancellation or correction made subsequent to the Submission Time. You will

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immediately pay the amount of such loss to a Portfolio upon notification by us. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on a Designated Day from being executed with Instructions received before the Close of Trading on that Designated Day.”

6.	Schedules A, B, C and G of the Agreement are deleted and replaced in their entirety with the Schedules A, B, C, and G attached hereto, respectively.

7.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment effective as of July 1, 2016.

The Trust: Only on behalf of each Portfolio listed on Schedule C of the Agreement.	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST By: /s/ Karen L. Skidmore Name: Karen L. Skidmore Title: Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC. By: /s/ T. M. Regan Name: Thomas M. Regan Title: Vice President

The Company:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By: /s/ Tina M. Wilson Name: Tina M. Wilson Title: Sr. Vice President

C.M. LIFE INSURANCE COMPANY By: /s/ Jeffrey R. Hug Name: Jeffrey R. Hug Title: Vice President
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The Distributors:	MML STRATEGIC DISTRIBUTORS, LLC By: /s/ Eric Wietsma Name: Eric Wietsma Title: President

MML DISTRIBUTORS, LLC By: /s/ Eric Wietsma Name: Eric Wietsma Title: President

MML INVESTORS SERVICES, LLC By: /s/ Wendy Benson Name: Wendy Benson Title: President

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Schedule A

The Company and its Distributors

The Company:

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, Massachusetts 01111

A life insurance company organized under Massachusetts law.

C.M. Life Insurance Company

1295 State Street

Springfield, Massachusetts 01111

A life insurance company organized under Connecticut law.

The Distributors:

MML Strategic Distributors, LLC

1295 State Street

Springfield, Massachusetts 01111

A limited liability company organized under Delaware law.

MML Distributors, LLC

1295 State Street

Springfield, Massachusetts 01111

A limited liability company organized under Connecticut law.

MML Investor Services, LLC

1295 State Street

Springfield, Massachusetts 01111

A limited liability company organized under Massachusetts law.

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Schedule B

Accounts of the Company

Name of Account	SEC Registration Yes/No

C.M. Life Variable Life Separate Account I	Yes
Massachusetts Mutual Variable Life Separate Account I	Yes

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Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Mutual Global Discovery VIP Fund – Class 1 and Class 2
2.	Franklin Small Cap Value VIP Fund – Class 1
3.	Franklin Small Cap Value VIP Fund - Class 2
4.	Franklin Strategic Income VIP Fund – Class 1 and Class 2
5.	Templeton Foreign VIP Fund - Class 2
6.	Templeton Global Bond VIP Fund – Class 1

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)	the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)	we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

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FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:	General Counsel c/o

Linda Lai (Linda.lai@franklintempleton.com;) or

Kevin Kirchoff (kevin.kirchoff@franklintempleton.com)

Fax: 650 525-7059

Franklin Templeton Investments

1 Franklin Parkway,

Bldg. 920, 2nd Floor

San Mateo, CA 94403

With respect to the following agreement(s) (collectively, the “Agreement”)

(please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):
Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios

Listing of current classes for your reference:

Class 1 (no 12b-1 fee);

Class 2 (12b-1 fee of 25 bps);

Class 4 (12b-1 fee of 35 bps); or

Class 5 (12b-1 fee of 15 bps).

Offering Date(s)

Name and title of authorized person of insurance company:

Contact Information:

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Schedule G

Addresses for Notices

To the Company:	Massachusetts Mutual Life Insurance Company, or
C.M. Life Insurance Company
1295 State Street
Springfield, MA 01111-0001
Attention: Office of the General Counsel

To the Distributors for the	MML Strategic Distributors, LLC
Company:	1295 State Street
Springfield, MA 01111-0001
Attention: Chief Legal Officer

MML Distributors, LLC
1295 State Street
Springfield, MA 01111-0001
Attention: Chief Legal Officer

MML Investors Services, LLC
1295 State Street
Springfield, MA 01111-0001
Attention: Chief Legal Officer

To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc.
101 John F. Kennedy Parkway, 3rd Floor
Short Hills, NJ 07078
Attention: Daniel T. O’Lear, President

If to the Trust or Underwriter
with a copy to:	Franklin Templeton Investments
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: General Counsel

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Administrative Services Agreement

Franklin Templeton Services, LLC

Massachusetts Mutual Life Insurance Company

C.M. Life Insurance Company

MML Bay State Life Insurance Company

THIS AGREEMENT made as of May 1, 2002, by and between Franklin Templeton Services, LLC (the “Fund Administrator”), Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company and MML Bay State Life Insurance Company ( each of which is referred to as the “Company”), concerning certain administrative services with respect to each series (“Fund” or “Funds”) of Franklin Templeton Variable Insurance Products Trust (the “Trust”), which Funds are specified in the Participation Agreement, as may be amended from time to time, among the Company, the Trust, and Franklin Templeton Distributors, Inc. (the “Underwriter”), among others, dated May 1, 2000 (the “Participation Agreement”).

1.        Administrative Services. Administrative services for the Company’s Separate Accounts (the “Account” or “Accounts”) which invest in the Funds pursuant to the Participation Agreement, and administrative services for purchasers of variable life and annuity contracts (the “Contracts”) issued through the Accounts, are and shall be the responsibility of the Company. Administrative services with respect to the Funds in which the Accounts invest, and for purchasers of shares of the Funds, are and shall be the responsibility of the Fund Administrator or its affiliates. The Company has agreed to assist the Fund Administrator, as the Fund Administrator may request from time to time, with the provision of administrative services (“Administrative Services”) to the Funds, on a sub-administration basis, as they may relate to the investment in the Funds by the Accounts. It is anticipated that the Administrative Services may include, but may not be limited to, the services listed on Schedule A.

2.        Administrative Expense Payments. The Fund Administrator recognizes the Company, on behalf of the Accounts, as the shareholder of shares of the Funds purchased under the Participation Agreement on behalf of the Accounts. The Fund Administrator further recognizes that it will derive a substantial administrative convenience by virtue of having the Company be the shareholder of record of shares of the Funds purchased under the Participation Agreement, rather than multiple shareholders having record ownership of such shares. The Fund Administrator recognizes that the Company will provide administrative services necessary to facilitate investment in the Funds.

In consideration of the Administrative Services provided by the Company and the administrative convenience resulting to the Fund Administrator described above, the Fund Administrator agrees to pay the Company a fee as set forth in Schedule B.

3.        Computation of Administrative Expense Payments. As soon as practicable after the end of each quarter, the Company will send the Fund Administrator, at the address indicated in this Paragraph 3 and in the manner set forth below, a statement of the average daily net assets for the preceding quarter, of shares of the Fund as to which the fee stated in Schedule B is to be

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calculated. The Fund Administrator will calculate and pay the Company its fee within thirty (30) days after the end of the three-month periods ending in January, April, July· and October. Such payment will be by wire transfer unless the amount thereof is less than $500. Wire transfers will be sent to the bank account and in the manner specified by the Company. Such wire transfer will be separate from wire transfers of redemption proceeds and distributions. Amounts less than $500 shall be paid by check or by another method acceptable to both parties.

For purposes of this Paragraph 3, the average daily net asset value of the shares of a Fund will be based on the net assets reported by the Trust on behalf of each Fund to the Company. No adjustments will be made to such net assets to correct errors in the net asset value so reported for any day unless such error is corrected and the corrected net asset value per share is reported to the Company before 5:00 p.m. Eastern time on the first Business Day after the day to which the error relates. “Business Day” will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

For purposes of this Paragraph 3, the address shall be Corporate Accounting, Franklin Resources, One Franklin Parkway, San Mateo, California 94403; Attention: Mike Corcoran, Manager.

4.        Confidentiality of Payment Rate. The Company acknowledges that the rate and amount of payments to be made to the Company under this Agreement are proprietary and confidential information of the Fund Administrator and its affiliates, and that disclosure of this information to third parties may cause damage to Fund Administrator or its affiliates. The Company agrees to take any and all reasonable actions to limit disclosure of this information to only those of its employees, officers, consultants and agents who need the information in order to perform their duties, and to notify such persons of the terms of this paragraph. In the event any other party seeks to compel disclosure of confidential information through judicial or administrative process, then the Company shall promptly give the Fund Administrator written notice of such demand and, if requested by the Fund Administrator, shall cooperate in the Fund Administrator’s efforts to challenge or limit any such disclosure. Violation of the confidentiality provision shall be grounds for immediate termination of the Agreement by the Fund Administrator in its sole discretion. Nothing in this Agreement shall prevent the Company from disclosing the existence of this Agreement in the Contracts’ prospectuses or elsewhere.

5.        Nature of Payments. The parties to this Agreement recognize and agree that the Fund Administrator’s payments to the Company relate to Administrative Services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of shares of the Fund, and that these payments are not otherwise related to investment advisory or distribution services or expenses. The amount of the payments made by the Fund Administrator to the Company under this Agreement shall not be deemed to be conclusive with respect to actual administrative expenses incurred by the Company or savings of the Fund Administrator.

6.        Term. This Agreement will remain in full force and effect from the date of this Agreement, for so long as any assets of the Funds are attributable to amounts invested by the Account under the Participation Agreement, unless terminated in accordance with Paragraph 8 of

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this Agreement. In accordance with the Participation Agreement, the fee under this Agreement will continue to be due and payable with respect to the shares attributable to Contracts existing and in effect on the date this Agreement is terminated pursuant to Paragraph 8, below.

7.        Notice. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. The quarterly statements called for in Paragraph 3 above should be sent to the Fund Administrator at the address specified in Paragraph 3.

If to the Company:	Massachusetts Mutual Life Insurance Company
C.M. Life Insurance Company, or
MML Bay State Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111-0001
Attention: Office of the General Counsel

If to the Fund Administrator:	Franklin Templeton Services, LLC
One Franklin Parkway
San Mateo, California 94403
Attention: Karen Skidmore

With a copy to:	Franklin Templeton Investments
One Franklin Parkway
San Mateo, California 94403
Attention: Murray Simpson
General Counsel

8.        Termination. This Agreement may be terminated upon either: (1) thirty (30) days’ written notice from one party to the other; or (2) upon cessation of investment by the Account in the Fund pursuant to the Participation Agreement.

9.        Representation. The Company represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to Administrative Services.

10.      Amendment. This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

11.      Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such limitation shall not apply should the Fund Administrator cease to be the fund administrator for the Trust and the successor fund administrator for the Trust is willing to assume Fund Administrator’s responsibilities hereunder.

12.      Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

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13.      Entire Agreement. This Agreement, together with the attached Schedules, contains the entire agreement among the parties with respect to the matters dealt with herein, and supersedes any prior or inconsistent agreements, documents, understandings or arrangements among the parties with respect to the subject matter of this Agreement.

14.      Indemnification. This Agreement will be subject to the indemnification provisions of the Participation Agreement.

15.      Arbitration. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of the American Arbitration Association. Each party will pay its own costs and expenses. Judgment upon any arbitration award may be entered by any court having jurisdiction. This Agreement shall be interpreted in accordance with the laws of the state of California and shall be subject to any applicable federal securities laws.

16.      Form of Agreement. This Agreement shall create a separate agreement for each Company as though each Company had separately executed an identical Administrative Services Agreement with the Fund Administrator. No rights, responsibilities or liabilities arising under the Agreement as it pertains to one Company shall be enforceable by or against any party to the Agreement as it pertains to another Company.

17.      Trust Not a Party. The parties to this Agreement acknowledge and agree that the

Trust is not directly or indirectly a party to this Agreement. If, however, the Trust shall be so deemed, the parties to this Agreement acknowledge and agree that any liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied out of the assets of the Trust and that no trustee, officer, agent or holder of shares of beneficial interest of the Trust

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or any Fund will be personally liable for such liabilities. No Fund of the Trust will be liable for the obligations or liabilities of any other Fund.

Massachusetts Mutual Life Insurance Company

By:	/s/ David W. O’Leary
Name:	David W. O’Leary
Title:	SVP

C.M. Life Insurance Company

By:	/s/ David W. O’Leary
Name:	David W. O’Leary
Title:	SVP

MML Bay State Life Insurance Company

By:	/s/ David W. O’Leary
Name:	David W. O’Leary
Title:	SVP

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Franklin Templeton Services, LLC

By:	/s/ Leslie M. Kratter
Name:	Leslie M. Kratter
Title:	Senior Vice President and Secretary

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Schedule A

Maintenance of Books and Records

•	Assist as necessary to maintain book entry records on behalf of the Funds regarding issuance to, transfer within (via net purchase orders) and redemption by the Accounts of Fund shares.

•	Maintain general ledgers regarding the Accounts’ holdings of Fund shares, coordinate and reconcile information, and coordinate maintenance of ledgers by financial institutions and other contract owner service providers.

Communication with the Funds

•	Serve as the designee of the Funds for receipt of purchase and redemption orders from the Account and to transmit such orders, and payment therefor, to the Funds.

•	Coordinate with the Funds’ agents respecting daily valuation of the Funds’ shares and the Accounts’ units.

•	Purchase Orders

-	Determine net amount available for investment in the Funds.
-	Deposit receipts at the Funds’ custodians (generally by wire transfer).
-	Notify the custodians of the estimated amount required to pay dividends or distributions.

•	Redemption Orders

-	Determine net amount required for redemptions by the Funds.
-	Notify the custodian and Funds of cash required to meet payments.

•	Purchase and redeem shares of the Funds on behalf of the Accounts at the then-current price in accordance with the terms of each Fund’s then current prospectus.

•	Assistance in enforcing procedures adopted on behalf of the Trust to reduce, discourage, or eliminate market timing transactions in a Fund’s shares in order to reduce or eliminate adverse effects on a Fund or its shareholders.

Processing Distributions from the Funds

•	Process ordinary dividends and capital gains.
•	Reinvest the Funds’ distributions.

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Reports

•	Periodic information reporting to the Funds, including, but not limited to, furnishing registration statements, prospectuses, statements of additional information, reports, solicitations for instructions, sales or promotional materials and any other filings with the Securities and Exchange Commission with respect to the Accounts invested in the Funds.

•	Periodic information reporting about the Funds to contract owners, including necessary delivery of the Funds’ prospectus and annual and semi-annual reports.

Fund-related Contract Owner Services

•	Maintain adequate fidelity bond or similar coverage for all Company officers, employees, investment advisors and other individuals or entities controlled by the Company who deal with the money and/or securities of the Funds.

•	Provide general information with respect to Fund inquiries (not including information about performance or related to sales).

•	Provide information regarding performance of the Funds and the sub accounts of the Accounts.

•	Oversee and assist the solicitation, counting and voting or contract owner voting interests in the Funds pursuant to Fund proxy statements.

Other Administrative Support

•	Provide other administrative and legal compliance support for the Funds as mutually agreed upon by the Company and the Funds or the Fund Administrator.

•	Relieve the Funds of other usual or incidental administrative services provided to individual contract owners.

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Schedule B

Administrative Expense Payments

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the sub accounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

Company	Products Securities Act Registration Number	Funds	Fees and Effective Dates
C.M. Life Insurance Company	Panorama Passage 333-80991 Panorama Premier 033-66167 MassMutual Artistry 333-95845 SVUL 333-41667 SVUL II 333-88493 VUL 333-49457	Templeton Foreign Securities Fund	[ ]% from September 1, 1999, through January 31, 2002; [ ]% from February 1, 2002, forward for the duration of the Agreement.
Massachusetts Mutual Life Insurance Company	SVUL II 333-88503 VUL 333-49475 VUL II 333-50410 L VUL 333-50422 SVUL 333-41657 MassMutual Artistry 333-95851 Panorama Passage 333-81015 Panorama Premier 333-45039 MassMutual Transitions 333-73406	Templeton Foreign Securities Fund

Amendment No. 1 to the

Administrative Services Agreement

Franklin Templeton Services, LLC

Massachusetts Mutual Life Insurance Company

C.M. Life Insurance Company

MML Bay State Life Insurance Company

The administrative services agreement, dated as of May 1, 2002, by and among Franklin Templeton Services, LLC, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company and 11ML Bay State Life Insurance Company (the “Agreement”) is hereby amended as follows:

1.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of August 10, 2005.

FRANKLIN TEMPLETON SERVICES, LLC		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Scott M. Lee	By:	/s/ David W. O’Leary
Name:	Scott M. Lee, CFA	Name:	David W. O’Leary
Title:	Senior Vice President	Title:	Senior Vice President

MML Bay State Life Insurance Company		C.M. LIFE INSURANCE COMPANY

By:	/s/ David W. O’Leary	By:	/s/ David W. O’Leary
Name:	David W. O’Leary	Name:	David W. O’Leary
Title:	Senior Vice President	Title:	Senior Vice President

25923-3

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Schedule B

Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts/divisions of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

#	Company	Product Name/ 1933 Act No.	Funds of the Trust	Fee Rate	Date of Beginning of Period for Computation of fee
1.	C.M. Life Insurance Company/ Massachusetts Mutual Life Insurance Company	Panorama Premier 333-66167 333-45039	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	02/01/02
2.	C.M. Life Insurance Company/ Massachusetts Mutual Life Insurance Company	Panorama Passage 333-80991 333-81015	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	02/01/02
3.	Massachusetts Mutual Life Insurance Company/C.M. Life Insurance Company	Survivorship Variable Universal Life Insurance Policy (“SVUL II”) 333-88503 333-88493	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
4.	Massachusetts Mutual Life Insurance Company/C.M. Life Insurance Company	Variable Universal Life Insurance Policy (“YUL”) 333-49475 333-49457	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
5.	C.M. Life Insurance Company/Massachusetts Mutual Life Insurance Company	Mass Mutual Artistry 333-95845 333-95851	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	02/01/02
6.	Massachusetts Mutual Life Insurance Company	VULII 333-50410	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	02/01/02

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#	Company	Product Name/ 1933 Act No.	Funds of the Trust	Fee Rate	Date of Beginning of Period for Computation of fee
7.	Massachusetts Mutual Life Insurance Company/C.M. Life Insurance Company	Survivorship Variable Universal Life Insurance Policy (“SVUL”) 333-41657 333-41667	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	5/1/2003
8.	Massachusetts Mutual Life Insurance Company	MassMutual Transitions 333-73406	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	02/01/02
9.	Massachusetts Mutual Life Insurance Company	VUL GuardSM 333-101495	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
10.	Massachusetts Mutual Life Insurance Company	MassMutual Transitions Select 333-112626	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
11.	Massachusetts Mutual Life Insurance Company	MassMutual Evolution 333-109620	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
12.	Massachusetts Mutual Life Insurance Company	Survivorship VUL GuardSM 333-114171	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03

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25923-3

Amendment No. 2 to

Administrative Services Agreement

Franklin Templeton Services, LLC

Massachusetts Mutual Life Insurance Company

C.M. Life Insurance Company

THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the “Fund Administrator”), Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company

(together, the “Company”).

WHEREAS, the Company, MML Bay State Life Insurance Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of May 1, 2002 and amended August 10, 2005 (the “Agreement”), concerning certain administrative services with respect to each series (“Fund” or “Funds”) of Franklin Templeton Variable Insurance Products Trust (the “Trust”) listed on the Schedule B of the Agreement;

WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of (i) removing MML Bay State Life Insurance Company as a party to the Agreement, and (ii) updating variable life or variable annuity insurance contracts covered by the Agreement.

NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1.	MML Bay State Life Insurance Company is no longer a party to the Agreement.

2.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.
3.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of December 28, 2007.

FRANKLIN TEMPLETON SERVICES, LLC		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Thomas Regner	By:	/s/ Craig Waddington
Name:	Thomas Regner	Name:	Craig Waddington
Title:	Vice President	Title:	Vice President

C.M. LIFE INSURANCE COMPANY

		By:	/s/ Craig Waddington
		Name:	Craig Waddington
		Title:	Vice President

Mass Mutual Amd #2 to ASA 2007-12-6.doc

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Schedule B

Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

#	Company	Product Name/ 1933 Act No.	Funds of the Trust (All Class 2 Shares)	Fee Rate	Date of Beginning of Period for Computation of fee
1.	Massachusetts Mutual Life Insurance Company	Survivorship Variable Universal Life Insurance Policy (“SVUL”) 333-41657	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	5/1/2003
2.	Massachusetts Mutual Life Insurance Company	Survivorship Variable Universal Life Insurance Policy (“SVUL II”) 333-88503	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
3.	Massachusetts Mutual Life Insurance Company	Survivorship VUL GuardSM 333-114171	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
4.	Massachusetts Mutual Life Insurance Company	Variable Universal Life Insurance Policy (“VUL”) 333-49475	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03

5.	Massachusetts Mutual Life Insurance Company	Variable Universal Life Insurance Policy (“VUL II”) 333-50410	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	02/01/02
6.	Massachusetts Mutual Life Insurance Company	VUL GuardSM 333-101495	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
7.	C.M. Life Insurance Company	Survivorship Variable Universal Life Insurance Policy (“SVUL”) 333-41667	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	5/1/2003

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#	Company	Product Name/ 1933 Act No.	Funds of the Trust (All Class 2 Shares)	Fee Rate	Date of Beginning of Period for Computation of fee
8.	C.M. Life Insurance Company	Survivorship Variable Universal Life Insurance Policy (“SVUL II”) 333-88493	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
9.	C.M. Life Insurance Company	Variable Universal Life Insurance Policy (“VUL”) 333-49457	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03

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Amendment No.3 to

Administrative Services Agreement

Franklin Templeton Services, LLC

Massachusetts Mutual Life Insurance Company

C.M. Life Insurance Company

THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the “Fund Administrator”), Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company (together, the “Company”).

WHEREAS, the Company, MML Bay State Life Insurance Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of May 1, 2002, as amended August 10, 2005 and December 28, 2007 (the “Agreement”), concerning certain administrative services with respect to each series (“Fund” or “Funds”) of Franklin Templeton Variable Insurance Products Trust (the “Trust”) listed on the Schedule B of the Agreement;

WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of updating schedules and adding some new Funds and variable life or variable annuity insurance contracts covered by the Agreement.

NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1.    Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with the Schedules A and B attached hereto, respectively.

2.    All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of October 14, 2016.

FRANKLIN TEMPLETON SERVICES, LLC		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Laura Fergerson	By:	/s/ Tina M. Wilson
Name:	Laura Fergerson	Name:	Tina M. Wilson
Title:	Senior Vice President	Title:	Sr Vice President

C.M. LIFE INSURANCE COMPANY

		By:	/s/ Jeffrey R. Hug
		Name:	Jeffrey R. Hug
		Title:	Vice President

Mass Mutual Amd 3 to ASA 2016-10-14.doc

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Schedule A

Administrative Services

Maintenance of Books and Records

•	Assist as necessary to maintain book entry records on behalf of the Funds regarding issuance to, transfer within (via net purchase orders) and redemption by the Accounts of Fund shares.

•	Maintain general ledgers regarding the Accounts’ holdings of Fund shares, coordinate and reconcile information, and coordinate maintenance of ledgers by financial institutions and other contract owner service providers.

Communication with the Funds

•	Serve as the designee of the Funds for receipt of purchase and redemption orders from the Account and to transmit such orders, and payment therefor, to the Funds.

•	Coordinate with the Funds’ agents respecting daily valuation of the Funds’ shares and the Accounts’ units.

•	Purchase Orders

-	Determine net amount available for investment in the Funds.
-	Deposit receipts at the Funds’ custodians (generally by wire transfer).
-	Notify the custodians of the estimated amount required to pay dividends or distributions.

•	Redemption Orders

-	Determine net amount required for redemptions by the Funds.
-	Notify the custodian and Funds of cash required to meet payments.

•	Purchase and redeem shares of the Funds on behalf of the Accounts at the then-current price in accordance with the terms of each Fund’s then current prospectus.

•	Assistance in enforcing procedures adopted on behalf of the Trust to reduce, discourage, or eliminate market timing transactions in a Fund’s shares in order to reduce or eliminate adverse effects on a Fund or its shareholders.

Processing Distributions from the Funds

•	Process ordinary dividends and capital gains.

•	Reinvest the Funds’ distributions.

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Reports

•	Periodic information reporting to the Funds, including, but not limited to, furnishing registration statements, prospectuses or private offering memorandum, statements of additional information, reports, solicitations for instructions, disclosure statements, sales or promotional materials and any other filings with the Securities and Exchange Commission with respect to the Accounts invested in the Funds, if necessary.

•	Periodic information reporting about the Funds to contract owners, including necessary delivery of the Funds’ prospectus and annual and semi-annual reports.

Fund-related Contract Owner Services

•	Maintain adequate fidelity bond or similar coverage for all Company officers, employees, investment advisors and other individuals or entities controlled by the Company who deal with the money and/or securities of the Funds.

•	Provide general information with respect to Fund inquiries (not including information about performance or related to sales).

•	Provide information regarding performance of the Funds.

•	Oversee and assist the solicitation, counting and voting of contract owner pass-through voting interests in the Funds pursuant to Fund proxy statements.

Other Administrative Support

•	Provide other administrative and legal compliance support for the Funds as mutually agreed upon by the Company and the Funds or the Fund Administrator.

•	Relieve the Funds of other usual or incidental administrative services provided to individual contract owners.

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Schedule B

Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

#	Company Name	Separate Account/Registration Yes/No.	Class/Funds of the Trust	Fee Rate	Date of beginning of period for computation of fee
1.	Massachusetts Mutual Life Insurance Company	Massachusetts Mutual Variable Life Separate Account I Yes	Class 2 Shares: Franklin Small Cap Value VIP Fund Templeton Foreign VIP Fund	%	05/01/03

Class 1 Shares:

Franklin Mutual Global Discovery VIP Fund

Franklin Small Cap Value VIP Fund

Franklin Strategic Income VIP Fund

Templeton Global Bond VIP Fund

Class 2 Shares:

Franklin Mutual Global Discovery VIP Fund

Franklin Strategic Income VIP Fund

				%	10/01/16
2.	C.M. Life Variable Life Insurance Company	C.M. Life Variable Life Separate Account I Yes	Class 2 Shares: Franklin Small Cap Value VIP Fund Templeton Foreign VIP Fund	%	05/01/03

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